Hudson Valley Holding Corp.	CONTACT
21 Scarsdale Road	Stephen R. Brown
Yonkers, NY 10707	Sr. EVP, COO &CFO
(914) 771-3212

HUDSON VALLEY BANK TO ACQUIRE
A.R. SCHMEIDLER & CO., INC,
AN INVESTMENT MANAGEMENT COMPANY

        YONKERS, NY, June 30, 2004. Hudson Valley Bank, a subsidiary of Hudson Valley Holding Corp., has reached a definitive agreement to purchase A. R. Schmeidler & Co., Inc., a preeminent money management firm located in New York City with more than $400 million in assets under management.

         A. R. Schmeidler & Co., Inc. manages investment assets for individuals, businesses, not-for-profit organizations, foundations, Taft Hartley accounts as well as pension and profit sharing plans. For more than 30 years the company, known for its integrity and investment returns, has managed customized investment portfolios for its clients. Arnold Schmeidler, a Westchester resident, is the Founder, President and CEO of the firm and he will continue in that role for the new Bank subsidiary. His entire team of portfolio managers and other staff will remain with the firm as well. The firm’s office is located at 555 Fifth Avenue in Manhattan and they will also have an office in the Bank’s headquarters at 21 Scarsdale Road in Yonkers. Putnam Lovell NBF Securities represented A.R. Schmeidler & Co., Inc. in this transaction.

        William E. Griffin, Chairman of the Board noted that this acquisition represents a long-term strategic decision by the Bank to diversify its revenue stream beyond the core business of taking deposits and making loans to individuals, businesses and professionals in the local communities. It will also enable the Bank to provide a valuable and beneficial service to its customers. A. R. Schmeidler & Co. is expected to make a meaningful contribution to the Bank’s bottom line and provide a continuing source of fee income. We believe this will be important in the years ahead as Hudson Valley looks to remain true to its founders’ vision as an independent community bank.

        Hudson Valley Holding Corp., headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank, Westchester’s largest independently owned Bank with 19 branches located in the Bronx, Manhattan and Westchester and loan production offices in Dutchess County and Queens. The Bank specializes in providing a full range of financial services to small businesses, professional services firms, not-for-profit organizations and individuals. The Company’s stock is traded under the ticker symbol “HUVL” on the OTC Bulletin Board. Additional information on the Bank can be obtained on our web-site at www.hudsonvalleybank.com.

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This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s expectations concerning A.R. Schmeidler & Co., Inc. and its products, relationships, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continues”, “believe” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. The Company assumes no obligation for updating any such forward-looking statement at any time.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, a decline in the business, assets or profitability of A.R. Schmeidler & Co., Inc., and difficulties integrating A.R. Schmeidler & Co., Inc. into Hudson Valley Bank. Other factors which could affect the financial results of the Company are included in the Company’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at www.sec.gov.

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